CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We consent to the incorporation by reference in Registration Statement No. 333-251343 of Apartment Income REIT Corp. pertaining to the AIR 401(k) Retirement Plan and Registration Statements No. 333-207828 and No. 333-57617 of Apartment Investment and Management Company pertaining to the AIR 401(k) Retirement Plan, on Form S-8 of our report dated June 13, 2024, relating to the financial statements of AIR 401(k) Retirement Plan appearing in this Annual Report on Form 11-K of AIR 401(k) Retirement Plan for the year ended December 31, 2023.
Denver, Colorado
June 13, 2024